EXHIBIT 3.1

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that SEMPER FLOWERS, INC., did on October 9, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 9, 2007. /s/ ROSS MILLER ROSS MILLER Secretary of State By: /s/ Certification Clerk

STATE OF NEVADA

ROSS MILLER Secretary of State		SCOTT W. ANDERSON Securities Administrator for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE
Certified Copy

October 9, 2007

Job Number: C200710091-0865
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070688571-24	Articles of Incorporation	2 Pages/1 Copies

                                           Respectfully,

/s/ ROSS MILLER

ROSS MILLER
Secretary of State

By: /s/

Certification Clerk

Commercial Recording Division
200 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-5630

        Dean Heller
        Secretary of State
        206 North Carson Street
        Carson City, Nevada 89701-4299
        (775) 684 5708

Entity #
E0701642007-5
Document Number
20070688571-24

ARTICLES OF INCORPORATION	Date Filed
(PERSUANT TO NRS 78)	10/09/2007 9:05: AM
In the office of
/s/ Ross Miller
Dean Heller
Secretary of state

Important: Read attached instructions before completing form.                                    ABOVE SPACE IS FOR OFFICE USE ONLY.

1.	Name of Corporation:	Sempler Flowers
2.	Resident Agent Name and Street Address: (must be nevada adress where process may be served)	The Corporation Trust Company of Nevada Name 6100 Nell ROad, Suite 500 Reno Nevada 89511 Street Address City State Zip Code Optional mailing Address City State Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 110,000,000 (see exhibit A) Par Value: $ .0001 Number of shares without par value
(number of shares corporationn authorized to issue)
4.	Names &Addresses of Board of Directors/Trustees b (attach additional pages oif there is more than 3 directors/trustees)	1. Name George Marquez 432 East 66th Street, #5 New York Ny 10021 Street Address City State Zip Code
5.	Purpose: (Optional-see instructions)	The purpose of this Corporation shall be: To engage in any lawful activity
6.	Names, Address and Signature of Incorporator: (attach additional pages if there is more than 1 incorporator)	George Marquez Name Signature 432 East 66th Street, #5 New York Ny 10021 Street Address City State Zip Code
7.	Certificate of Acceptence of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: /s/ October 8, 2007 Authorized Signature of R.A. or On Behalf of R.A Company Date

This form must be accompanied by approriate fees. See attached fee schedule.

Exhibit A

EIGHT: The corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.0001, of which the Corporation shall have the authority to issue 100,000,000 shares. The second class of stock shall be preferred stock, par value $0.0001, of which the corporation shall have the authority to issue 10,000,000 shares. The preferred stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

NINTH: The governing board of this corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1).

TENTH After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.

ELEVENTH: The corporation is to have a perpetual existence.

TWELFTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer of for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this -corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

FOURTEENTH: This corporation reserves the right to amend, alter, change or repeal and provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon the Stockholders herein are granted subject to this reservation.

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